                                                                 EXHIBIT 10.22


                                     ENRON
                         TRANSWESTERN PIPELINE COMPANY

            P. O. Box 1188 Houston, Texas 77251-1188 (713) 853-6161


                                                            January 3, 1994

Mr. Jeff Eatherton
Continental Natural Gas, Inc.
1000 Louisiana, Suite 4975
Houston, Texas 77002

Re:      Interruptible Transportation Service
         Agreement No. 20606

Dear Jeff:

         Transwestern Pipeline Company ("Transwestern") hereby offers interruptible transportation rates ("IT Rates") to Continental Natural Gas, Inc. ("Continental") for the interruptible transportation of natural gas pursuant to the Interruptible Transportation Service Agreement between Transwestern and Continental, Contract No. 20606 (the "Service Agreement").

         Effective January 1, 1994 through and including June 30, 1994, the IT Rates applicable for deliveries from Transwestern's Panhandle Zone to delivery points within Transwestern's Panhandle Zone shall be the maximum rates authorized by Transwestern's FERC Gas Tariff, as may be revised from time to time, and shall include applicable ACA, GRI, and TCR surcharges. Provided however, if Continental ships a minimum of 900,000 Dth during the six (6) month term hereof, Transwestern shall credit Continental's account for up to a maximum of 1,260,000 Dth on its invoice for the sixth month with the difference between: (i) Transwestern's maximum rate for deliveries from the Panhandle Zone to delivery points in the Panhandle Zone plus applicable surcharges and posted fuel, and (ii) a rate equal to $.0772 plus applicable surcharges and posted fuel. Any volumes shipped in excess of 1,260,000 Dth during the term hereof shall be at Transwestern's maximum rates (or posted rates, if lower).

         In the event Transwestern's production and gathering or field service facilities are utilized Transwestern's then effective production and gathering or field area service charge will be assessed.

         For interruptible transportation services under transportation service agreements other than the one referenced above, the IT Rates shall be the maximum rates authorized by Transwestern's





                  Part of the Enron Group of Energy Companies

Continental Natural Gas, Inc.
Interruptible Transportation Service Agreement No. 20606
Page 2

FERC Gas Tariff, as amended from time to time, plus all applicable surcharges and fuel, or any other rates as otherwise mutually agreed.

         Continental shall have the right to accept the lower posted rate in the event that, at any time, Transwestern's posted interruptible rate for the path(s) specified herein is less than $0.0772 plus applicable surcharges, for such time as the posted rate remains lower than the rate hereunder.

         If it is determined by Transwestern, as a result of any decision or regulation issued by the FERC or other administrative agency or court of competent jurisdiction that: (i) any discount provided to Continental by Transwestern would, in effect, require Transwestern to provide similar discounts to other shippers or that the providing of such discounted rates to Continental provides Continental an undue preference or would subject other shippers to undue discrimination, or (ii) Transwestern is required to allocate costs to the service provided hereunder or recognize revenue as if it were charging rates in excess of the discounted rates provided for herewith, then Transwestern shall immediately notify Continental of any such determination, and if Continental is not already paying the then effective maximum transportation rate, then Continental shall, on a prospective basis, pay the maximum rate provided for in Transwestern's then effective FERC Gas Tariff, as revised from time to time, effective upon the date of said notice, without any credit. In such event, Continental shall receive a credit as described in the second paragraph of this letter agreement for up to 1,260,000 Dth, provided that it has shipped a minimum of gas equal to 5,000 Dth/d multiplied by the number of days during the term hereof which predate such notice date.

         All interruptible transportation will be in accordance with Transwestern's FERC Gas Tariff, Rate Schedule ITS- 1, as amended from time to time, and the underlying Service Agreement between Transwestern and Continental. Notwithstanding anything herein that may be interpreted to the contrary, in no event shall the rates to be paid by Continental hereunder exceed the maximum or be less than the minimum rates authorized by Transwestern's FERC Gas Tariff, as amended from time to time. Transwestern hereby reserves its right to seek FERC approval to change the rates on its system.

         This Agreement and the terms and conditions hereof shall be confidential and shall not be voluntarily disclosed to third parties, other than auditors and outside counsel, without prior written consent of both parties; provided, however, that the parties expressly agree that disclosure may be made if requested or required by or through any administrative, regulatory, legislative, legal or judicial action (including, by way of example, compliance with FERC reporting requirements), or in the event issues arise which relate to the interpretation, applicability, or enforcement of this Agreement.

         Neither party may assign this Agreement or any rights and obligations hereunder to any other entity in whole or in part without the prior written consent of the other party.

Continental Natural Gas, Inc.
Interruptible Transportation Service Agreement No. 20606
Page 3

         This Agreement is subject to (1) all applicable laws, rules, regulations, orders and decisions of regulatory bodies of competent jurisdiction, and (2) SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         If the foregoing is acceptable to Continental, please indicate your agreement by signing two originals of this Agreement in the space provided below and returning one fully executed original to the undersigned.

                                      Very truly yours,

                                      /s/

                                      Ann C. Dodge
                                      Account Manager
                                      Marketing - Transportation




AGREED AND ACCEPTED                        AGREED AND ACCEPTED

This 10th day of March, 1994               This 17th day of March, 1994

CONTINENTAL NATURAL GAS INC.               TRANSWESTERN PIPELINE COMPANY


By: /s/                                    By: /s/
   --------------------------                 -------------------------------
       Scott C. Longmore                              Robert E. Hayes
Title: Vice President of Marketing         Title: Vice President - Marketing

TRANSWESTERN
   PIPELINE
  COMPANY

An ENRON Company

                   TRANSPORTATION SERVICE AGREEMENT - FORM K
                              RATE SCHEDULE ITS-1

                                        (For internal use only)
                                        Transportation Request Number: 1083
                                                        Effective Date: 11-26-91

                                    Transportation Service Agreement No: 20606

     THIS TRANSPORTATION SERVICE AGREEMENT ("Agreement") by and between Transwestern Pipeline Company, hereinafter referred to as "Seller", and Continental Natural Gas, Inc., a marketer, herein referred to as "Buyer", covering the transportation of natural gas on an interruptible basis by Seller for Buyer (on behalf of and in furtherance of a transportation service performed by n/a, a n/a*) as more particularly described herein is entered into in accordance with the following terms and conditions:

1. This transportation shall be provided pursuant to Subpart G of Part 284 of the Federal Energy Regulatory Commission's ("Commission") regulations.

2.   Maximum Daily Transportation Quantity (MAXDTQ): 15,000 Dth

3. Term: This Agreement shall become effective on the date of execution hereof of Buyer and shall continue for a primary term of one (1) year and month to month thereafter unless terminated at any time subsequent to the primary term by either party upon thirty (30) days prior written notice to the other party.

4. Rate: Unless Seller agrees to charge Buyer a lower rate, Buyer shall pay Seller each month for transportation service rendered hereunder at the maximum rates or charges in effect from time to time under Rate Schedule ITS-1, or an effective superseding rate schedule on file with the Commission.

5.   Address to Buyer:

     for notices                              for invoices:

     Continental Natural Gas, Inc.            Continental Natural Gas, Inc.
     P.O. Box 21470                           P.O. Box 21470
     Tulsa, OK 74121                          Tulsa, OK 74121

6. This Agreement supersedes and cancels the following Transportation Service Agreement(s) between the parties hereto:

     None

7.   Other Provisions:

     None

8. Additional Terms and Conditions: The additional Terms and Conditions listed on the reverse side hereof and the Appendices incorporated herein are made a part of this Agreement.

     This Transportation Service Agreement when executed by Buyer constitutes a contract with Transwestern Pipeline Company for the transportation of natural gas, subject to the terms and conditions appearing on the face and reverse side hereof and the attached Appendices.

CONTINENTAL NATURAL GAS, INC., Buyer       TRANSWESTERN PIPELINE COMPANY


By /s/
  ----------------------------------
Title /s/
     -------------------------------

Executed this 10th day of December, 1991   By /s/
                                             ---------------------------------
                                           Title /s/
Attest or Witness:                              ------------------------------

 /s/
------------------------------------




*Clause added only if applicable.

                   TRANSPORTATION SERVICE AGREEMENT - FORM K

                              TERMS AND CONDITIONS

SECTION 1 - TRANSPORTATION QUANTITY

1.1 Subject to the terms, conditions and limitations hereof and of Seller's Rate Schedule ITS-1, Seller agrees to receive and transport, on an interruptible basis, to or for the account of Buyer, quantities of gas up to the MAXDTQ set forth on the face of this Agreement and to deliver thermally equivalent volumes less the percentage of gas used by Seller in providing the transportation service as specified in Seller's Rate
     Schedule IST-1.

1.2 Seller agrees to transport natural gas for Shipper in excess of the MAXDTQ on an interruptible basis provided that Seller has determined that it has sufficient capacity to transport such excess volumes.

SECTION 2 - RECEIPT AND DELIVERY

2.1 Buyer agrees to tender, or cause to be tendered, gas for transportation at the Point(s) of Receipt identified in Appendix "A" at pressures sufficient to effect delivery into Seller's facilities not to exceed the maximum allowable operating pressure; provided, however, Seller shall have no obligation to provide compression and/or alter its system operation to enable Buyer to effectuate said deliveries.

2.2 Seller agrees to transport and deliver gas to Buyer, or for Buyer's account, at the Point(s) of Delivery identified in Appendix "B"; provided, however, Seller shall have no obligation to provide compression and/or alter its system operation to effectuate said deliveries.

2.3 Both Seller and Buyer recognize that due to variations in operating conditions, daily and monthly deliveries hereunder by Seller may be greater or less than the corresponding receipts less gas used by Seller for transportation hereunder. Buyer and Seller agree that any excess or deficiency in such receipts, less gas used, and deliveries shall be adjusted or corrected in gas as soon as operating conditions reasonably permit.

2.4 Buyer agrees to identify the corporate entity or entities ultimately receiving the gas and include the names in Appendix "C" of the Service Agreement if other than a local distribution company, interstate pipeline company, or intrastate pipeline company purchasing the gas for system supply. Buyer agrees to notify Seller in writing of any change in the identity of the entities ultimately receiving the gas.

SECTION 3 - TERMINATION

3.1 Notwithstanding the "Term" set forth in paragraph 3 on the face of this Agreement, this Agreement shall terminate upon written notice by Seller to Buyer within forty-five (45) days from the effective date of this Agreement if Seller determines that incomplete or inaccurate information has been submitted to effectuate this transportation service which causes such service to not comply with Seller's FERC Gas Tariff or the Commission's Regulations.

3.2 Notwithstanding any other provision in this Agreement to the contrary, should Seller at any time in its sole discretion elect to terminate on a non-discriminatory basis all transportation services commenced pursuant to
     Part 284 of the Commission's Regulations on or after October 9, 1985, then Seller may terminate Buyer's ITS-1 Transportation Service Agreement upon five (5) days written notice to Buyer.

3.3 Termination of this Agreement shall not relieve Seller and Buyer of the obligation to correct any volume imbalances hereunder, or Buyer to pay money due hereunder to Transwestern. Accordingly, Section 2.3 of the Agreement shall survive termination until all imbalances have been eliminated.

SECTION 4 - GENERAL

4.1  This Agreement in all respects shall be subject to the provisions of Rate
     Schedule ITS-1 as well as the General Terms and Conditions, if applicable, contained in Seller's F.E.R.C. Gas Tariff Second Revised Volume No. 1, as may be revised from time to time.

4.2 Seller shall have the unilateral right to file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) to change any rates, charges or other provisions set forth in Rate Schedule ITS-1 or the general terms and conditions of its FERC Gas Tariff from time to time and to place such changes in effect in accordance with Section 4(c) of the NGA and this Transportation Service Agreement shall be deemed to include such changes and any changes which become effective by operation of law and F.E.R.C. Order, without prejudice to Buyer's right to protest the same.

4.3 Seller's Rate Schedule ITS-1 is hereby incorporated by reference and made a part hereof.

SECTION 5 - NOTICES

5.1 Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if delivered personally or if mailed by United States mail, postage prepaid, to Buyer when sent to the address set forth on the face of this Agreement and to Seller when sent to the following:

                       All Notices:   Transwestern Pipeline Company
                                      Attn: Transportation Administration
                                      Department P.O. Box 1188
                                      Houston, Texas 77251-1188

                       Payments:      Transwestern Pipeline Company
                                      Attn: Gas Accounting
                                      P.O. Box 1188
                                      Houston, Texas 77251-1188

                                  "APPENDIX A"

         TRANSPORTATION SERVICE AGREEMENT UNDER ITS-1 RATE SCHEDULE

                     BUYER:   Continental Natural Gas, Inc.
                     DATE:    11-26-91

1)   Appendix A Receipt Points:

     Receipt Points under this Agreement shall include all Receipt Points listed by Seller in its Transportation Point Catalog, as amended from time to time (the "Catalog"), on file and available for inspection at the offices of Seller in Houston, Texas, which Catalog is hereby made a part hereof and incorporated herein by reference.

2) At or prior to the time Buyer nominates gas at a Receipt Point not previously utilized under this Agreement, Buyer shall provide the following information to Seller for gas to be transported at said Receipt
     Point:

     a) The name of each produce and working interest owner from which the gas was produced, and whether said party is affiliated with Seller.

     b) Provide the producer, region, state, and county from which the gas is produced.

     c) State whether a marketing affiliate of Seller is involved in the transaction in any way, and if yes, the role of the affiliate.

     d) State whether any of the gas to be transported is subject to take-or-pay relief, and if yes, the percentage of said gas that is released gas from Seller's system.

     e) Marketing affiliates of Seller must indicate if the gas is being sold at a loss, and if yes, the amount of the loss.

3) In the event that Seller determines that it will no longer provide interruptible transportation service under its "All Receipt Points" program, Seller shall give to Buyer thirty days prior written notice that effective on the first day of a designated calendar month, gas will be transported for Buyer only from receipt points mutually agreeable to Seller and Buyer and listed on an amended Appendix A to be part of this Agreement. In the event Buyer fails to provide a list of mutually agreeable receipt points at least five (5) days prior to the first day of the designated calendar month, Buyer and Seller agree that this Agreement shall terminate on the first day of the designated calendar month

newea                     Contract No. 20606